Exhibit 99.1

News Release

For Release: Immediate

Media contact: Jim Fitzwater - 215.299.6633

Investor Relations contact: Brennen Arndt - 215.299.6266

FMC Corporation’s Board Declares Quarterly Dividend

PHILADELPHIA, June 16, 2006 — FMC Corporation (NYSE: FMC) announced today that its Board of Directors declared a regular quarterly dividend of 18 cents per share, payable on July 20, 2006, to shareholders of record at the close of business on June 30, 2006.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs approximately 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2005 Form 10-K and other SEC filings. Such information contained herein represents FMC management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

#    #    #